Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
Subsidiary Name	Jurisdiction of Formation
XBP Europe Arista SAS	France
Asterion Belgium N.V.	Belgium
Asterion Denmark A/S	Denmark
Asterion DM Finland A.B.	Finland
XBP Europe Ast S.A.S	France
Asterion International GmbH	Germany
XBP Europe Ast AB	Sweden
BancTec B.V.	Netherlands
BancTec Europe Limited	U.K.
BancTec Holding N.V.	Netherlands
BancTec Transaktionsservice GmbH	Austria
Dataforce Interact Holdings Ltd.	U.K.
Dataforce Interact Ltd.	U.K.
DF Property Portfolio Ltd.	U.K.
Drescher Euro-label Sp Z.o.o.	Poland
Drescher Full-Service Versand GmbH	Germany
XBP Europe AB	Sweden
Exela Technologies AS	Norway
Exela Technologies BV	Netherlands
XBP Europe d.o.o. Belgrade	Serbia
XBP Europe ECM Solutions GmbH	Germany
Exela Technologies GmbH	Germany
XBP Europe Holding GmbH	Germany
Exela Technologies Iberica S.A.	Spain
XBP Europe Limited	UK
Exela Technologies Payment Solutions Ltd.	Ireland
Exela Technologies RE BV	Netherlands
XBP Europe S.A.	France
XBP Europe s.p. z.o.o.	Poland
XBP Europe Services SAS	France
Fedaso France SAS	France
XBP Europe Parkwest Limited	Ireland
HOV Global Services Ltd.	UK
O.T. Drescher AG	Switzerland
Orone Contract SARL	Morocco
Plexus Europe Ltd.	UK
SDS Application Limited	UK
SDS Trading Application Limited	UK
XBP Europe, Inc.	Delaware